Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-31813 of the Wet Seal, Inc. on Form S-8 of our report dated March 13, 1998, appearing in the Annual Report on Form 10-K of The Wet Seal, Inc. for the year ended January 31, 1998.


Deloitte & Touche LLP


Costa Mesa, California
March 15, 1999